EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of EQT Corporation, a Pennsylvania corporation, hereby constitutes and appoints David L. Porges, Philip P. Conti and Lewis B. Gardner, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 (Registration No. 33-00252), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Signature	Title	Date

/s/ David L. Porges	Chairman, President, Chief Executive Officer and Director	November 29, 2012
David L. Porges	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial Officer	November 29, 2012
Philip P. Conti	(Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller	November 29, 2012
Theresa Z. Bone	(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	December 20, 2012
Vicky A. Bailey

/s/ Philip G. Behrman	Director	November 29, 2012
Philip G. Behrman

/s/ Kenneth M. Burke	Director	November 29, 2012
Kenneth M. Burke

/s/ A. Bray Cary, Jr.	Director	November 29, 2012
A. Bray Cary, Jr.

/s/ Margaret K. Dorman	Director	November 29, 2012
Margaret K. Dorman

/s/ George L. Miles, Jr.	Director	November 29, 2012
George L. Miles, Jr.

Signature	Title	Date

/s/ James E. Rohr	Director	November 29, 2012
James E. Rohr

/s/ David S. Shapira	Director	November 29, 2012
David S. Shapira

/s/ Stephen A. Thorington	Director	November 29, 2012
Stephen A. Thorington

/s/ Lee T. Todd, Jr.	Director	December 20, 2012
Lee T. Todd, Jr.

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on this 2nd day of January, 2013.

EQT CORPORATION EMPLOYEE SAVINGS PLAN

By:	/s/ David J. Smith
Name:	David J. Smith
Title:	Plan Manager and Member, Benefits
Administration Committee